Exhibit 99.1

FOR IMMEDIATE RELEASE

Brand Engagement Network (NASDAQ: BNAI) Signs Definitive Agreement to Acquire Cataneo GmbH, a Global Media Infrastructure Leader, in a Debt-Free $19.5 Million Transaction

Combined Collaboration and Patented AI Technology to Power 1:1 Engagement Across Ad-Driven Systems

WILMINGTON, Del. and MUNICH, Germany, April 30, 2026 /PRNewswire/ — Brand Engagement Network, Inc. (NASDAQ: BNAI) (“BEN” or the “Company”), a leader in secure, enterprise-grade conversational AI for the engagement layer between companies and consumers, today announced a definitive agreement to acquire Cataneo GmbH (“Cataneo”), a Munich-based provider of mission-critical media and advertising infrastructure software.

The transaction is valued at approximately $19.5 million, with payment in a combination of cash and equity. BEN has already advanced $1.0 million, and the Company has secured capital commitments of $8 million to fund the remaining cash consideration, $500,000 of which has funded via the sale of common stock at a price of $39.59 per share and warrants exercisable in one year for $39.59 per share of common stock and the remainder of which will fund prior to closing. Approximately $10.5 million of the consideration will be delivered in BEN common stock, priced at the 20-day volume-weighted average price of $39.59 per share - which represents a premium to BEN’s recent trading levels. This structure eliminates reliance on discounted or dilutive capital and underscores BEN’s disciplined execution and strong balance-sheet focus.

Strategic Highlights:

● Global Scale & Blue-Chip Clients: Cataneo’s MYDAS platform powers advertising sales, scheduling, traffic, and monetization for major global media organizations, including leading U.S. film studios. MYDAS manages €6 billion+ in annual advertising inventory across 1,000+ media brands and 200+ channels worldwide.

● Next-Generation Technology: Autonomous operating cycle with minimal human intervention and the most advanced security benchmark standards.

● Operational Efficiency: Cataneo delivers 35%+ in workflow efficiency through AI, improving headcount productivity and enabling automated anomaly detection.

● Leadership Continuity: Cataneo co-founder Christian Unterseer to join BEN’s Board of Directors upon closing.

● Debt-Free Execution: $8 million secured at closing to complete the transaction without debt.

Cataneo’s MYDAS platform is the core of media revenue operations, enabling broadcasters and networks to oversee, enhance, and monetize advertising inventory in real time across linear, digital, and streaming platforms. By incorporating BEN’s proprietary AI, protected by U.S. Patent No. 12,581,163 for “Systems and Methods for Delivering User-Specific Messages,” the combined technology and expertise of Cataneo and BEN are expected to bring conversational AI directly into live media systems. This is expected to advance the industry beyond decades of static inventory sales toward more customizable 1:1 brand-to-audience engagement, where each interaction can support revenue optimization and more measurable outcomes.

“The era of traditional ad inventory sales is evolving. The combination of Cataneo’s proven, fully automated global cloud infrastructure and our patented AI technology positions us to help deliver a more advanced conversational AI engagement layer across the entire media ecosystem,” said Tyler Luck, BEN’s Chief Executive Officer.

Christian Unterseer, Co-Founder of Cataneo, says, “When we launched nearly 25 years ago, our goal was to create the industry’s first cloud service. Now, through this strategic combination with BEN, we are leading again by harnessing AI to transform ad sales and content monetization and to create what we believe will be a new industry standard. I am honored to join the board of directors and to witness this revolution firsthand.”

Renato Rocha Pinto, Chief Executive Officer of Cataneo, added: “Our platform has powered media companies’ core operations for over two decades, delivering unmatched reliability. The next natural step is to integrate BEN’s AI to unlock exciting new capabilities for our customers and to expand into new markets and channels.”

The transaction is expected to close on June 30, 2026, subject to customary closing conditions.

About Cataneo Cataneo GmbH is a global leader in media management solutions for advertising sales, scheduling, traffic, and content management across linear, non-linear, and digital channels. Headquartered in Munich, Germany, its highly customizable and scalable MYDAS platform delivers end-to-end monetization tools with data analytics, CRM integration, and real-time reporting. With over 20 years of experience, Cataneo supports more than 1,000 media brands across 200+ channels on four continents. For more information, visit www.cataneo.com

About Brand Engagement Network, Inc. Brand Engagement Network, Inc. (NASDAQ: BNAI) builds secure, enterprise-grade artificial intelligence for the engagement layer of AI, between companies and consumers, where people interact with systems and real-world outcomes are driven. Powered by its proprietary Engagement Language Model (ELM™), BEN’s technology delivers conversational AI that connects human intent to organizational data, workflows, and actions inside closed-loop, privacy-protective, governed environments. Trusted by organizations in regulated and high-stakes industries, BEN brings AI into operational settings where engagement, accountability, and results matter. For more information, visit www.brandengagementnetwork.com.

Contacts:

Media: BEN: amy@beninc.ai; Cataneo: marketing@cataneo.de

Investor Relations: investors@beninc.ai

Forward-Looking Statements

Certain statements in this communication are “forward-looking statements” within the meaning of federal securities laws. They are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect, among other things, BEN’s current expectations, assumptions, plans, strategies, and anticipated results, including the closing and anticipated benefits of the acquisition of Cataneo (the “Cataneo Acquisition”). Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance.

There are a number of risks, uncertainties and conditions that may cause BEN’s actual results to differ materially from those expressed or implied by these forward-looking statements, including but not limited to: (i) uncertainties as to the timing of the Cataneo Acquisition; (ii) the risk that the Cataneo Acquisition may not be completed on the anticipated terms in a timely manner or at all; (iii) the failure to satisfy any of the conditions to the consummation of the Cataneo Acquisition, including the ability to obtain financing to fund the Cataneo Acquisition on terms that are agreeable to the parties or at all; (iv) the possibility that any or all of the various conditions to the consummation of the Cataneo Acquisition may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals) or required major shareholder guarantees; (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the purchase agreement; (vi) the effect of the announcement or pendency of the transactions contemplated by the purchase agreement on BEN’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, or its operating results and business generally; (vii) risks related to diverting management’s attention from BEN’s ongoing business operations; (viii) uncertainty as to the timing of completion of the Cataneo Acquisition; (ix) risks that the benefits of the Cataneo Acquisition are not realized when and as expected; and (x) (A) the risk factors described in Part I, Item 1A of Risk Factors in BEN’s Annual Report on Form 10-K for the year ended December 31, 2025 and (B) the other risk factors identified from time to time in the BEN’s other filings with the Securities and Exchange Commission (the “SEC”). Filings with the SEC are available on the SEC’s website at http://www.sec.gov.

Many of these circumstances are beyond BEN’s ability to control or predict. These forward-looking statements necessarily involve assumptions on BEN’s part. These forward-looking statements may include words such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “project,” “should,” “may,” “will,” “might,” “could,” “would,” or similar expressions. All forward-looking statements attributable to the Company or persons acting on BEN’s behalf are expressly qualified in their entirety by the cautionary statements that appear throughout this communication. Furthermore, undue reliance should not be placed on forward-looking statements, which are based on the information currently available to the Company and speak only as of the date they are made. BEN disclaims any intention or obligation to update or revise publicly any forward-looking statements.